Exhibit 10.1

AMENDMENT NUMBER EIGHTEEN

to the
MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT
dated as of March 25, 2011
between
BARCLAYS BANK PLC
and
NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER EIGHTEEN (this “Amendment”) is made as of this 3rd day of April, 2019, by and between Barclays Bank PLC (“Purchaser” and “Agent”) and Nationstar Mortgage LLC (“Seller”), to that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of March 25, 2011 (as amended by that certain (i) Amendment and Waiver, dated as of February 17, 2012, (ii) Amendment Number One to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of February 29, 2012, (iii) Amendment Number Two to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 28, 2012, (iv) Amendment Number Three to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of December 24, 2012, (v) Amendment Number Four to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 18, 2013, (vi) Amendment Number Five to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 24, 2013, (vii) Amendment Number Six to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of September 20, 2013, (viii) Amendment Number Seven to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 21, 2014, (ix) Amendment Number Eight to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of October 20, 2014, (x) Amendment Number Nine to the Mortgage Loan Participation and Sale Agreement, dated as of October 19, 2015, (xi) Amendment Number Ten to the Mortgage Loan Participation and Sale Agreement, dated as of October 17, 2016, (xii) Amendment Number Eleven to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of October 31, 2016, (xiii) Amendment Number Twelve to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of October 30, 2017, (xiv) Amendment Number Thirteen Mortgage to the Loan Participation Purchase and Sale Agreement, dated as of March 22, 2018, (xv) Amendment Number Fourteen to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of October 24, 2018, (xvi) Amendment Number Fifteen to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of November 20, 2018 (xvii) Amendment Number Sixteen to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of January 28, 2019 and (xviii) Amendment Number Seventeen to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of March 29, 2019, each by and between Purchaser and Seller, and as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between Purchaser and Seller.
WHEREAS, Purchaser, Agent and Seller have agreed to amend the Purchase Agreement as more particularly set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendment. Effective as of the Effective Date, the Purchase Agreement is hereby amended as follows:
(a)    Section 1 of the Purchase Agreement is hereby amended by deleting the defined term “Maturity Date” in its entirety and replacing it with the following:
“Maturity Date” means April 4, 2020.
(b)    Section 1 of the Purchase Agreement is hereby amended by adding the defined term “FCA” in its proper alphabetical sequence:
“FCA” means the United Kingdom Financial Conduct Authority.
(c)    Section 1 of the Purchase Agreement is hereby amended by deleting the defined terms “Error Rate,” Maximum Error Rate” and “Non-Utilization Fee” in their entirety.

(d)    Section 6(d)(i) of the Purchase Agreement is hereby amended by deleting clause (A) in its entirety and replacing it with the following:

(A)    Seller shall have the option to (i) withdraw from the Custodial Account all collections and deposits therein with respect to the Related Mortgage Loans relating to Participation Certificates purchased by Purchaser hereunder and use such funds at its discretion or (ii) cause the Bank to disburse such collections to Purchaser, which amounts shall be applied by Purchaser in the following order of priority (i) to reduce the Purchase Price for the Related Participation Certificate or the Completion Fee or (ii) to reduce any outstanding fees or expenses due and owing by Seller to Purchaser hereunder.

(e)    Section 10 of the Purchase Agreement is hereby amended by deleting clauses (d) (ii) and (iii) in their entirety.

(f)    Section of the Purchase Agreement is hereby amended by deleting clause (l) in its entirety and replacing it with “Reserved.”.

(g)    The Purchase Agreement is hereby amended by adding the following as a new Section 28 in its proper numerical sequence:

28.     CONTRACTUAL RECOGNITION OF UK STAY IN RESOLUTION.
(a)Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.

(b)For the purpose of this Section 28 “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

(h)    The Purchase Agreement is hereby amended by adding the following as a new Section 29 in its proper numerical sequence:

29.    NOTICE REGARDING CLIENT MONEY RULES.

Purchaser, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by Purchaser from Seller will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules.

In particular, Purchaser shall not segregate money received by it from Seller from Purchaser money and Purchaser shall not be liable to account to you for any profits made by Purchaser use as banker of such cash and upon failure of Purchaser, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so you will not be entitled to share in any distribution under the Client Money Distribution Rules.

SECTION 2.Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 21 of the Purchase Agreement.
SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Purchase Agreement.
SECTION 4.Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the day (the “Effective Date”) when Seller shall have paid or delivered, as applicable, to Purchaser all of the following fees, expenses, documents and instruments, each of which shall be in form and substance acceptable to Purchaser:
(a)    all accrued and unpaid fees and expenses owed to Purchaser in accordance with the Facility Documents, in each case, in immediately available funds, and without deduction, set-off or counterclaim;

(b)    a copy of this Amendment duly executed by each of the parties hereto;
(c)    a copy of (i) the Amendment Number Eleven to the Second Amended and Restated Master Repurchase Agreement, dated as of the date hereof, (ii) the Amendment Number Six to the Second Amended and Restated Pricing Side Letter to the Master Repurchase Agreement, dated as of the date hereof (the “Amendment No. 6”), (iii) the Amendment Number Fourteen to the Loan and Security Agreement, dated as of the date hereof (iv) the Second Amended and Restated Loan and Security Agreement Pricing Side Letter, dated as of the date hereof and (v) the Amendment Number Ten to the Mortgage Loan Participation Purchase and Sale Agreement Pricing Side Letter, dated as the date hereof, in each case duly executed by each of the parties thereto;
(d)    the first installment of the Renewal Fee (as defined in the Amendment No. 6); and
(e)    any other documents reasonably requested by Purchaser on or prior to the date hereof.
SECTION 5.Limited Effect. Except as amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Purchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Purchase Agreement, any reference in any of such items to the Purchase Agreement being sufficient to refer to the Purchase Agreement as amended hereby.
SECTION 6.Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, (ii) no default or event of default has occurred and is continuing under the Program Documents, and (iii) no Servicing Termination Event has occurred and is continuing under the Purchase Agreement.
SECTION 7.Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).
SECTION 8.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.
BARCLAYS BANK PLC,
as Purchaser and Agent

By: /s/ Ellen Kiernan	Name: Ellen Kiernan Title: Director
NATIONSTAR MORTGAGE LLC,
as Seller

By: /s/ Jeffrey Neufeld	Name: Jeffrey Neufeld Title: Senior Vice President and Treasurer

Amendment Number Eighteen to Mortgage Loan Participation Purchase and Sale Agreement